BY-LAWS
                                       OF
                                   WICOR, INC.
                            (A WISCONSIN CORPORATION)

                            EFFECTIVE APRIL 22, 1999

                                     BY-LAWS
                                       OF
                                   WICOR, INC.
                            (A WISCONSIN CORPORATION)

                            EFFECTIVE APRIL 22, 1999


                               ARTICLE I. OFFICES

          1.1. PRINCIPAL AND BUSINESS OFFICES. The corporation may have such principal and other business offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the corporation may require from time to time.

          1.2. REGISTERED OFFICE. The registered office of the corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but need not be, identical with the principal office in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors or by the registered agent. The business office of the registered agent of the corporation shall be identical to such registered office.


                            ARTICLE II. SHAREHOLDERS

          2.1. ANNUAL MEETING. The annual meeting of the shareholders shall be held on the fourth Thursday in April of each year at 11:00 a.m. local time, or at such other time and date within thirty days before or after such date as may be fixed by or under the authority of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Wisconsin, such meeting shall be held on the next succeeding business day.

          2.2. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by the Wisconsin Business Corporation Law, may be called by the Board of Directors, the Chairman, the Vice Chairman or the President. The corporation shall call a special meeting of shareholders in the event that the holders of at least 10% of all of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the corporation one or more written demands for the meeting describing one or more purposes for which it is to be held. The corporation shall give notice of such a special meeting within thirty
(30) days after the date that the demand is delivered to the corporation.

          2.3. PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual or special meeting of shareholders. If no designation is made, the place of meeting shall be the principal office of the corporation. Any meeting may be adjourned to reconvene at any place designated by vote of the shares represented thereat.

          2.4. NOTICE OF MEETING. Written notice stating the date, time and place of any meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting (unless a different time is provided by the Wisconsin Business Corporation Law or the articles of incorporation), either personally or by mail, by or at the direction of the Chairman, the Vice Chairman, the President or the Secretary, to each shareholder of record entitled to vote at such meeting and to such other persons as required by the Wisconsin Business Corporation Law. If mailed, such notice shall be deemed to be effective when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the stock record books of the corporation, with postage thereon prepaid. If an annual or special meeting of shareholders is adjourned to a different date, time or place, the corporation shall not be required to give notice of the new date, time or place if the new date, time or place is announced at the meeting before adjournment; provided, however, that if a new record date for an adjourned meeting is or must be fixed, the corporation shall give notice of the adjourned meeting to persons who are shareholders as of the new record date.

         2.5. WAIVER OF NOTICE. A shareholder may waive any notice required by the Wisconsin Business Corporation Law, the articles of incorporation or these by-laws before or after the date and time stated in the notice. The waiver shall be in writing and signed by the shareholder entitled to the notice, contain the same information that would have been required in the notice under applicable provisions of the Wisconsin Business Corporation Law (except that the time and place of meeting need not be stated) and be delivered to the corporation for inclusion in the corporate records. A shareholder's attendance at a meeting, in person or by proxy, waives objection to all of the following: (a) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting; and (b) consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

         2.6. FIXING OF RECORD DATE. The Board of Directors may fix in advance a date as the record date for the purpose of determining shareholders entitled to notice of and to vote at any meeting of shareholders, shareholders entitled to demand a special meeting as contemplated by Section 2.2 hereof, shareholders entitled to take any other action, or shareholders for any other purpose. Such record date shall not be more than seventy (70) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed by the Board of Directors or by the Wisconsin Business Corporation Law for the determination of shareholders entitled to notice of and to vote at a meeting of shareholders, the record date shall be the close of business on the day before the first notice is given to shareholders. If no record date is fixed by the Board of Directors or by the Wisconsin Business Corporation Law for the determination of shareholders entitled to demand a special meeting as contemplated in Section 2.2 hereof, the record date shall be the date that the first shareholder signs the demand. Except as provided by the Wisconsin Business Corporation Law for a court-ordered adjournment, a determination of shareholders entitled to notice of and to vote at a meeting of shareholders is effective for any adjournment of such meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting. The record date for determining shareholders entitled to a distribution (other than a distribution involving a purchase, redemption or other acquisition of the corporation's shares) or a share dividend is the date on which the Board of Directors authorized the distribution or share dividend, as the case may be, unless the Board of Directors fixes a different record date.

          2.7. SHAREHOLDERS' LIST FOR MEETINGS. After a record date for a special or annual meeting of shareholders has been fixed, the corporation shall prepare a list of the names of all of the shareholders entitled to notice of the meeting. The list shall be arranged by class or series of shares, if any, and show the address of and number of shares held by each shareholder. Such list shall be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing to the date of the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder or his or her agent may, on written demand, inspect and, subject to the limitations imposed by the Wisconsin Business Corporation Law, copy the list, during regular business hours and at his or her expense, during the period that it is available for inspection pursuant to this Section 2.7. The corporation shall make the shareholders' list available at the meeting and any shareholder or his or her agent or attorney may inspect the list at any time during the meeting or any adjournment thereof. Refusal or failure to prepare or make available the shareholders' list shall not affect the validity of any action taken at a meeting of shareholders.

         2.8. QUORUM AND VOTING REQUIREMENTS. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. If the corporation has only one class of common stock outstanding, such class shall constitute a separate voting group for purposes of this Section 2.8. Except as otherwise provided in the articles of incorporation, any by-law adopted under authority granted in the articles of incorporation, or the Wisconsin Business Corporation Law, a majority of the votes entitled to be cast on the matter shall constitute a quorum of the voting group for action on that matter. Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. If a quorum exists, except in the case of the election of directors, action on a matter shall be approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation, any by-law adopted under authority granted in the articles of incorporation, or the Wisconsin Business Corporation Law requires a greater number of affirmative votes. Unless otherwise provided in the articles of incorporation, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors at a meeting at which a quorum is present. For purposes of this Section 2.8, "plurality" means that the individuals with the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the meeting. Though less than a quorum of the outstanding votes of a voting group are represented at a meeting, a majority of the votes so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

         2.9. CONDUCT OF MEETING. The Chairman, and in his or her absence, the Vice Chairman, and in his or her absence, the President, and in his or her absence, a Vice President in the order provided under Section 4.10 hereof, and in their absence, any person chosen by the shareholders present shall call the meeting of the shareholders to order and shall act as chairman of the meeting, and the Secretary of the corporation shall act as secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting.

         2.10. PROXIES. At all meetings of shareholders, a shareholder may vote his or her shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by his or her attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent of the corporation authorized to tabulate votes. An appointment is valid for eleven
(11) months from the date of its signing unless a different period is expressly provided in the appointment form. The presence of a shareholder who has filed a proxy shall not of itself constitute revocation. The Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxies.

         2.11. VOTING OF SHARES. Except as provided in the articles of incorporation or in the Wisconsin Business Corporation Law, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a meeting of shareholders.

         2.12. ACTION WITHOUT MEETING. Any action required or permitted by the articles of incorporation or these by-laws or any provision of the Wisconsin Business Corporation Law to be taken at a meeting of the shareholders may be taken without a meeting and without action by the Board of Directors if a written consent or consents, describing the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof and delivered to the corporation for inclusion in the corporate records.

         2.13. ACCEPTANCE OF INSTRUMENTS. Showing Shareholder Action. If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a shareholder, the corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of a shareholder. If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of a shareholder, the corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder if any of the following apply:

                  (a) The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity.

                  (b) The name purports to be that of a personal representative, administrator, executor, guardian or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation is presented with respect to the vote, consent, waiver or proxy appointment.

                  (c) The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation is presented with respect to the vote, consent, waiver or proxy appointment.

                  (d) The name signed purports to be that of a pledge, beneficial owner, or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the shareholder is presented with respect to the vote, consent, waiver or proxy appointment.

                  (e) Two or more persons are the shareholders as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.

         The corporation may reject a vote, consent, waiver or proxy appointment if the Secretary or other officer or agent of the corporation who is authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatoryOs authority to sign for the shareholder.

                         ARTICLE III. BOARD OF DIRECTORS

         3.1. GENERAL POWERS. Classification and Number. All corporate powers shall be exercised by or under the authority of, and the business affairs of the corporation managed under the direction of, the Board of Directors. The number of directors of the corporation shall be eight (8), divided into three classes of four (4), two (2), and two (2) directors, respectively, and designated as Class I, Class II and Class III, respectively. At each annual meeting of shareholders the successors to the class of directors whose terms shall expire at the time of such annual meeting shall be elected to hold office until the third succeeding annual meeting of shareholders and until their successors are elected and qualified.

         3.2. TENURE AND QUALIFICATIONS. Each director shall hold office until the next annual meeting of shareholders in the year in which such director's term expires and until his or her successor shall have been elected and, if necessary, qualified, or until there is a decrease in the number of directors which takes effect after the expiration of his or her term, or until his or her prior retirement, death, resignation or removal. The retirement or resignation of a director who is an officer of this corporation or an affiliated corporation, but not also the chief executive officer of this corporation, shall take effect at the time he or she ceases to hold his or her position as an officer of this corporation or an affiliated corporation. Any other director shall resign from the Board of Directors effective as of the annual meeting of shareholders next following the date on which he or she attains the age of seventy (70) years. No person shall be eligible for election as a director after he or she shall have attained the age of seventy (70) years. Effective April 22, 1999, any non-employee director of the corporation who (i) has a material change in his or her position or employment, or (ii) is the subject of media attention that might reflect unfavorably on his or her continued service on the Board of Directors, or (iii) finds himself or herself to be in a situation that may present, or appear to present, a conflict of interest with the corporation, shall submit his or her resignation as a director, which resignation shall be considered by the Board of Directors and either accepted or rejected based upon the corporation's best interests. A director may be removed from office only as provided in the articles of incorporation at a meeting of the shareholders called for the purpose of removing the director, and the meeting notice shall state that the purpose, or one of the purposes, of the meeting is removal of the director. A director may resign at any time by delivering written notice which complies with the Wisconsin Business Corporation Law to the Board of Directors, to the Chairman or the President (in his or her capacity as chairperson of the Board of Directors) or to the corporation. A director's resignation is effective when the notice is delivered unless the notice specifies a later effective date. Directors need not be residents of the State of Wisconsin or shareholders of the corporation. No other restrictions, limitations or qualifications may be imposed on individuals for service as a director.

         3.3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this by-law immediately after the annual meeting of shareholders and each adjourned session thereof. The place of such regular meeting shall be the principal business office of the corporation in the State of Wisconsin, or such other suitable place as may be announced at such meeting of shareholders. The Board of Directors may provide, by resolution, the date, time and place, either within or without the State of Wisconsin, for the holding of additional regular meetings of the Board of Directors without other notice than such resolution.

         3.4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman, the Vice Chairman, the President, Secretary or any two (2) directors. The Chairman, the Vice Chairman, the President or Secretary may fix any place, either within or without the

State of Wisconsin, as the place for holding any special meeting of the Board of Directors, and if no other place is fixed the place of the meeting shall be the principal business office of the corporation in the State of Wisconsin.

         3.5. NOTICE; WAIVER. Notice of each meeting of the Board of Directors (unless otherwise provided in or pursuant to Section 3.3) shall be given by written notice delivered or communicated in person, by telegraph, teletype, facsimile or other form of wire or wireless communication, or by mail or private carrier, to each director at his business address or at such other address as such director shall have designated in writing filed with the Secretary, in each case not less than forty-eight (48) hours prior to the meeting. The notice need not describe the purpose of the meeting of the Board of Directors or the business to be transacted at such meeting. If mailed, such notice shall be deemed to be effective when deposited in the United States mail so addressed, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be effective when the telegram is delivered to the telegraph company. If notice is given by private carrier, such notice shall be deemed to be effective when delivered to the private carrier. Whenever any notice whatever is required to be given to any director of the corporation under the articles of incorporation or these by-laws or any provision of the Wisconsin Business Corporation Law, a waiver thereof in writing, signed at any time, whether before or after the date and time of meeting, by the director entitled to such notice shall be deemed equivalent to the giving of such notice. The corporation shall retain any such waiver as part of the permanent corporate records. A director's attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

         3.6. QUORUM. Except as otherwise provided by the Wisconsin Business Corporation Law or by the articles of incorporation or these by-laws, a majority of the number of directors specified in Section 3.1 of these by-laws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. Except as otherwise provided by the Wisconsin Business Corporation Law or by the articles of incorporation or by these by-laws, a quorum of any committee of the Board of Directors created pursuant to Section 3.12 hereof shall consist of a majority of the number of directors appointed to serve on the committee. A majority of the directors present (though less than such quorum) may adjourn any meeting of the Board of Directors or any committee thereof, as the case may be, from time to time without further notice.

         3.7. MANNER OF ACTING. The affirmative vote of a majority of the directors present at a meeting of the Board of Directors or a committee thereof at which a quorum is present shall be the act of the Board of Directors or such committee, as the case may be, unless the Wisconsin Business Corporation Law, the articles of incorporation or these by-laws require the vote of a greater number of directors.

         3.8. CONDUCT OF MEETINGS. The Chairman, and in his or her absence, the Vice Chairman, and in his or her absence, the President, and in his or her absence, a Vice President in the order provided under Section 4.10, and in their absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall act as chairman of the meeting. The Secretary of the corporation shall act as secretary of all meetings of the Board of Directors but in the absence of the Secretary, the presiding officer may appoint any other person present to act as secretary of the meeting. Minutes of any regular or special meeting of the Board of Directors shall be prepared and distributed to each director.

         3.9. VACANCIES. Any vacancies occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, shall be filled only as provided in the articles of incorporation. A vacancy that will occur at a specific later date, because of a resignation effective at a later date or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

         3.10. COMPENSATION. The Board of Directors, irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise, or may delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for or delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such directors, officers and employees to the corporation.

         3.11. PRESUMPTION OF ASSENT. A director who is present and is announced as present at a meeting of the Board of Directors or any committee thereof created in accordance with Section 3.12 hereof, when corporate action is taken, assents to the action taken unless any of the following occurs: (a) the director objects at the beginning of the meeting or promptly upon his or her arrival to holding the meeting or transacting business at the meeting; (b) the director dissents or abstains from an action taken and minutes of the meeting are prepared that show the director's dissent or abstention from the action taken;
(c) the director delivers written notice that complies with the Wisconsin Business Corporation Law of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting; or (d) the director dissents or abstains from an action taken, minutes of the meeting are prepared that fail to show the director's dissent or abstention from the action taken, and the director delivers to the corporation a written notice of that failure that complies with the Wisconsin Business Corporation Law promptly after receiving the minutes. Such right of dissent or abstention shall not apply to a director who votes in favor of the action taken.

         3.12. COMMITTEES. The Board of Directors by resolution adopted by the affirmative vote of a majority of all of the directors then in office may create one or more committees, appoint members of the Board of Directors to serve on the committees and designate other members of the Board of Directors to serve as alternates. Each committee shall have two (2) or more members who shall, unless otherwise provided by the Board of Directors, serve at the pleasure of the Board of Directors. A committee may be authorized to exercise the authority of the Board of Directors, except that a committee may not do any of the following: (a) authorize distributions; (b) approve or propose to shareholders action that the Wisconsin Business Corporation Law requires to be approved by shareholders; (c) fill vacancies on the Board of Directors or, unless the Board of Directors provides by resolution that vacancies on a committee shall be filled by the affirmative vote of the remaining committee members, on any Board committee; (d) amend the corporation's articles of incorporation; (e) adopt, amend or repeal by-laws; (f) approve a plan of merger not requiring shareholder approval; (g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; and (h) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee to do so within limits prescribed by the Board of Directors. Unless otherwise provided by the Board of Directors in creating the committee, a committee may employ counsel, accountants and other consultants to assist it in the exercise of its authority.

          3.13. ALTERNATE MEMBERS OF COMMITTEES. The Board of Directors may appoint annually and from time to time, as alternate members of any committee of the Board of Directors, directors to serve whenever designated by the committee or by the Chairman, the Vice Chairman or the President to take the place of absent members, or to fill vacancies on such committee until the next meeting of the Board of Directors. An alternate member of any committee so designated to serve shall receive compensation for such service as fixed by the Board of Directors.

         3.14. TELEPHONIC MEETINGS. Except as herein provided and notwithstanding any place set forth in the notice of the meeting or these by-laws, members of the Board of Directors (and any committees thereof created pursuant to Section 3.12 hereof) may participate in regular or special meetings by, or through the use of, any means of communication by which all participants may simultaneously hear each other, such as by conference telephone. If a meeting is conducted by such means, then at the commencement of such meeting the presiding officer shall inform the participating directors that a meeting is taking place at which official business may be transacted. Any participant in a meeting by such means shall be deemed present in person at such meeting. Notwithstanding the foregoing, no action may be taken at any meeting held by such means on any particular matter which the presiding officer determines, in his or her sole discretion, to be inappropriate under the circumstances for action at a meeting held by such means. Such determination shall be made and announced in advance of such meeting.

         3.15. ACTION WITHOUT MEETING. Any action required or permitted by the Wisconsin Business Corporation Law to be taken at a meeting of the Board of Directors or a committee thereof created pursuant to Section 3.12 hereof may be taken without a meeting if the action is taken by all members of the Board or of the committee. The action shall be evidenced by one or more written consents describing the action taken, signed by each director or committee member and retained by the corporation. Such action shall be effective when the last director or committee member signs the consent, unless the consent specifies a different effective date.


                              ARTICLE IV. OFFICERS

          4.1. NUMBER. The principal officers of the corporation shall be a President, the number of Vice Presidents as authorized from time to time by the Board of Directors, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. A Chairman, a Vice Chairman and such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. The Board of Directors may also authorize any duly appointed officer to appoint one or more officers or assistant officers. Any two
(2) or more offices may be held by the same person.

          4.2. ELECTION AND TERM OF OFFICE. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as is practicable. Each officer shall hold office until his or her successor shall have been duly elected or until his or her prior death, resignation or removal.

          4.3. REMOVAL. The Board of Directors may remove any officer and, unless restricted by the Board of Directors or these by-laws, an officer may remove any officer or assistant officer appointed by that officer, at any time, with or without cause and notwithstanding the contract rights, if any, of the officer removed. The appointment of an officer does not of itself create contract rights.

          4.4. RESIGNATION. An officer may resign at any time by delivering notice to the corporation that complies with the Wisconsin Business Corporation

Law. The resignation shall be effective when the notice is delivered, unless the notice specifies a later effective date and the corporation accepts the later effective date.

          4.5. VACANCIES. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term. If a resignation of an officer is effective at a later date as contemplated by Section 4.4 hereof, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor may not take office until the effective date.

          4.6. CHIEF EXECUTIVE OFFICER. The Board of Directors shall from time to time designate the Chairman, if any, the Vice Chairman, if any, or the President as the Chief Executive Officer of the corporation. The President shall be the Chief Executive Officer when the offices of Chairman and Vice Chairman are vacant, or when the Board of Directors has not designated the Chairman, if any, or the Vice Chairman, if any, as Chief Executive Officer. Subject to the control of the Board of Directors, the Chief Executive Officer shall in general supervise and control all of the business and affairs of the corporation and shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

          4.7. CHAIRMAN. The Chairman, if any, shall, when present, preside at all meetings of the shareholders and the Board of Directors. He or she shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the Chairman. He or she shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation's regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he or she may authorize any other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his or her place and stead. In general, he or she shall perform all duties incident to the office of Chairman and such other duties as may be prescribed by the Board of Directors from time to time.

          4.8. VICE CHAIRMAN. The Vice Chairman, if any, shall have such authority and responsibilities as may be prescribed by the Board of Directors from time to time. In the absence of the Chairman, or in the event of the chairman's death or inability to act, or in the event for any reason it shall be impracticable for the Chairman to act personally, the Vice Chairman shall perform the duties of the Chairman, and when so acting, shall have all the powers of and be subject to all of the restrictions upon the Chairman. He or she shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents shall hold office at the discretion of the Vice Chairman. He or she shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation's regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he or she may authorize the President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his or her place and stead. In general, he or she shall perform all duties incident to the office of Vice Chairman and such other duties as may be prescribed by the Chairman or the Board of Directors from time to time.

         4.9. PRESIDENT. The President shall have such authority and responsibility as may be prescribed by the Board of Directors from time to time. In the absence of the Vice Chairman, if any, or in the event of the Vice Chairman's death or inability to act, or in the event for any reason it shall be impracticable for the Vice Chairman to act personally, the President shall perform the duties of the Vice Chairman, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Vice Chairman. He or she shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents shall hold office at the discretion of the President. He or she shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation's regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he or she may authorize any other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his or her place and stead. In general, he or she shall perform all duties incident to the office of President and such other duties as may be prescribed by the Chairman, or Vice Chairman, if any, or the Board of Directors from time to time.

         4.10. THE VICE PRESIDENTS. In the absence of the President, or in the event of the President's death, inability or refusal to act, or in the event for any reason it shall be impracticable for the President to act personally, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the Chairman or Vice Chairman, if any, by the President or the Board of Directors. The execution of any instrument of the corporation by any Vice President shall be conclusive evidence, as to third parties, of his or her authority to act in the stead of the Chairman, the Vice Chairman or the President.

         4.11. THE SECRETARY. The Secretary shall: (a) keep minutes of the meetings of the shareholders and of the Board of Directors (and of committees thereof) in one or more books provided for that purpose (including records of actions taken by the shareholders or the Board of Directors (or committees thereof) without a meeting); (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by the Wisconsin Business Corporation Law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) maintain a record of the shareholders of the corporation, in a form that permits preparation of a list of the names and addresses of all shareholders, by class or series of shares and showing the number and class or series of shares held by each shareholder; (e) sign with the Chairman, the Vice Chairman, the President or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned by the Chairman, the Vice Chairman, the President or the Board of Directors.

          4.12. THE TREASURER. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) maintain appropriate accounting records; (c) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Section 5.4; and (d) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned by the Chairman, the Vice Chairman, the President or the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

         4.13. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize. The Assistant Secretaries may sign with the Chairman, the Vice Chairman, the President or a Vice President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the Chairman, the Vice Chairman, the President or the Board of Directors.

         4.14. OTHER ASSISTANTS AND ACTING OFFICERS. The Board of Directors shall have the power to appoint, or to authorize any duly appointed officer of the corporation to appoint, any person to act as assistant to any officer, or as agent for the corporation in his or her stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors or an authorized officer shall have the power to perform all the duties of the office to which he or she is so appointed to be an assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors or the appointing officer.


                       ARTICLE V. CONTRACTS, LOANS, CHECKS
                      AND DEPOSITS; SPECIAL CORPORATE ACTS

         5.1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the corporation, and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages and instruments of assignment or pledge made by the corporation shall be executed in the name of the corporation by the Chairman, the Vice Chairman, the President or one of the Vice Presidents and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer; the Secretary or an Assistant Secretary, when necessary or required, shall affix the corporate seal, if any, thereto; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.

         5.2. LOANS. No indebtedness for borrowed money shall be contracted on behalf of the corporation and no evidences of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

         5.3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

         5.4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as may be selected by or under the authority of a resolution of the Board of Directors.

         5.5. VOTING OF SECURITIES OWNED BY THIS CORPORATION. Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this corporation may be voted at any meeting of security holders of such other corporation by the Chairman of this corporation if he or she be present, or in his or her absence, by the Vice Chairman of this corporation if he or she be present, or in his or her absence, by the President of this corporation if he or she be present, or in his or her absence by any Vice President of this corporation who may be present, and (b) whenever, in the judgment of the Chairman, or in his or her absence, the Vice Chairman, or in his or her absence, the President, or in his or her absence, any Vice President, it is desirable for this corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by this corporation, such proxy or consent shall be executed in the name of this corporation by the Chairman, the Vice Chairman, the President or one of the Vice Presidents of this corporation, without necessity of any authorization by the Board of Directors, affixation of corporate seal, if any, or countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of this corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this corporation the same as such shares or other securities might be voted by this corporation.


             ARTICLE VI. CERTIFICATES FOR SHARES; TRANSFER OF SHARES

         6.1. CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be in such form, consistent with the Wisconsin Business Corporation Law, as shall be determined by the Board of Directors. Such certificates shall be signed by the Chairman, the Vice Chairman, the President or a Vice President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except as provided in Section 6.6.

         6.2. FACSIMILE SIGNATURES AND SEAL. The seal of the corporation on any certificates for shares may be a facsimile. The signature of the Chairman, the Vice Chairman, the President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or a registrar, other than the corporation itself or an employee of the corporation.

         6.3. SIGNATURE BY FORMER OFFICERS. The validity of a share certificate is not affected if a person who signed the certificate (either manually or in facsimile) no longer holds office when the certificate is issued.

         6.4. TRANSFER OF SHARES. Prior to due presentment of a certificate for shares for registration of transfer the corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to have and exercise all the rights and power of an owner. Where a certificate for shares is presented to the corporation with a request to register for transfer, the corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the corporation had no duty to inquire into adverse claims or has discharged any such duty. The corporation may require reasonable assurance that such endorsements are genuine and effective and compliance with such other regulations as may be prescribed by or under the authority of the Board of Directors.

         6.5. RESTRICTIONS ON TRANSFER. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the corporation upon the transfer of such shares.

         6.6. LOST, DESTROYED OR STOLEN CERTIFICATES. Where the owner claims that certificates for shares have been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the corporation has notice that such shares have been acquired by a bona fide purchaser, (b) files with the corporation a sufficient indemnity bond if required by the Board of Directors or any principal officer, and (c) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.

         6.7. CONSIDERATION FOR SHARES. The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, contracts for services to be performed or other securities of the corporation. Before the corporation issues shares, the Board of Directors shall determine that the consideration received or to be received for the shares to be issued is adequate. The determination of the Board of Directors is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid and nonassessable. The corporation may place in escrow shares issued in whole or in part for a contract for future services or benefits, a promissory note, or otherwise for property to be issued in the future, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the benefits or property are received or the promissory note is paid. If the services are not performed, the benefits or property are not received or the promissory note is not paid, the corporation may cancel, in whole or in part, the shares escrowed or restricted and the distributions credited.

         6.8. STOCK REGULATIONS. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with law as it may deem expedient concerning the issue, transfer and registration of shares of the corporation.


                                ARTICLE VII. SEAL

         7.1. The Board of Directors shall provide for a corporate seal for the corporation which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation and the words "Corporate Seal".

                          ARTICLE VIII. INDEMNIFICATION

         8.1. PROVISION OF INDEMNIFICATION. The corporation shall, to the fullest extent permitted or required by Sections 180.0850 to 180.0859, inclusive, of the Wisconsin Business Corporation Law, including any amendments thereto (but in the case of any such amendment, only to the extent such amendment permits or requires the corporation to provide broader indemnification rights than prior to such amendment), indemnify its Directors and Officers against any and all Liabilities, and advance any and all reasonable Expenses, incurred thereby in any Proceeding to which any such Director of Officer is a Party because he or she is or was a Director or Officer of the corporation. The corporation shall also indemnify an employee who is not a Director or Officer, to the extent that the employee has been successful on the merits or otherwise in defense of a Proceeding, for all reasonable Expenses incurred in the Proceeding if the employee was a Party because he or she is or was an employee of the corporation. The rights to indemnification granted hereunder shall not be deemed exclusive of any other rights to indemnification against Liabilities or the advancement of Expenses which a Director, Officer or employee may be entitled under any written agreement, Board resolution, vote of shareholders, the Wisconsin Business Corporation Law or otherwise. The corporation may, but shall not be required to, supplement the foregoing rights to indemnification against Liabilities and advancement of Expenses under this Section 8.1 by the purchase of insurance on behalf of any one or more of such Directors, Officers or employees, whether or not the corporation would be obligated to indemnify or advance Expenses to such Director, Officer or employee under this Section 8.1. All capitalized terms used in this Article VIII and not otherwise defined herein shall have the meaning set forth in Section 180.0850 of the Wisconsin Business Corporation Law.


                             ARTICLE IX. AMENDMENTS

         9.1. BY SHAREHOLDERS. Except as otherwise provided in the articles of incorporation and these by-laws, the shareholders shall have the power to adopt, amend, alter, change or repeal any of the by-laws of the corporation by the affirmative vote of shareholders holding not less than a majority of the voting power of the then outstanding shares of all classes of capital stock of the corporation generally possession, voting rights present or represented at any annual or special meeting of the shareholders at which a quorum is in attendance.

         9.2. BY DIRECTORS. Except as otherwise provided by the Wisconsin Business Corporation Law, the articles of incorporation and these by-laws, the Board of Directors shall have the power to adopt, amend, alter, change or repeal any of the by-laws of the corporation by the affirmative vote of a majority of the directors present at any meeting of the Board of Directors at which a quorum is in attendance; but no by-law adopted by the shareholders shall be amended or repealed by the Board of Directors if the by-law so adopted so provides. The manner of adoption of these by-laws or any section or provision thereof shall not be deemed to impair or negate the power of the Board of Directors to adopt, amend, alter, change or repeal these by-laws as provided herein.

         9.3. IMPLIED AMENDMENTS. Any action taken or authorized by the shareholders or by the Board of Directors which would be inconsistent with the by-laws then in effect but which is taken or authorized by affirmative vote of not less than the number of shares or the number of directors required to amend the by-laws so that the by-laws would be consistent with such action shall be given the same effect as though the by-laws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.